32.2 SECTION 1350 CERTIFICATION OF CFO

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Commonwealth Income & Growth Fund II, (the “Company”) on Form 10-Q for the quarter ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kimberly A. Springsteen, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/          KIMBERLY A. SPRINGSTEEN

Kimberly A. Springsteen
Principal Financial Officer
November 10, 2003